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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1995



FULL NAME OF SUBSIDIARY                               PLACE OF INCORPORATION
-----------------------                               ----------------------


CHARTER INDEMNITY COMPANY                             TEXAS, USA

FFOG, INC.                                            DELAWARE, USA

FUND AMERICAN CASUALTY REINSURANCE, LTD.              ISLANDS OF BERMUDA

FUND AMERICAN ENTERPRISES, INC.                       DELAWARE, USA

SOURCE ONE MORTGAGE SERVICES
   CORPORATION and subsidiaries                       DELAWARE, USA

VALLEY INSURANCE COMPANY                              CALIFORNIA, USA

WHITE MOUNTAINS HOLDINGS, INC.                        NEW HAMPSHIRE, USA

WHITE MOUNTAINS INSURANCE COMPANY                     NEW HAMPSHIRE, USA

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